LIBERTY SILVER ANNOUNCES ANNUAL SHAREHOLDER MEETING TO BE HELD ON

 DECEMBER 21, 2012 AND BOARD AND MANAGEMENT CHANGES

Toronto, ON — November 28, 2012: Liberty Silver Corp. (TSX: LSL) ("Liberty Silver" or the “Company”) announces an annual meeting of shareholders to be held on Friday, December 21, 2012 (the “Meeting”).  Shareholders of record as at 5:00 pm (Toronto time) on November 7, 2012 are entitled to vote at the Meeting.  The Meeting will be held at Toronto Board of Trade, 3rd Floor, 1 First Canadian Place (77 Adelaide Street West Entrance), Toronto, Ontario M5X 1C1 at 9:30 a.m. (Toronto time).  The items of business for the Meeting are summarized below, the full details of which are disclosed in an information circular dated November 27, 2012, which will be mailed to shareholders and is available from the Company and on www.sedar.com:

1.

to receive the financial statements of the Company, together with the auditors’ report thereon, for the fiscal year ended June 30, 2012;

2.

to appoint independent auditors of the Company;

3.

to elect the directors of the Company for the ensuing year;

4.

to ratify the adoption of a new form of by-laws of the Company;

5.

to ratify the Company’s stock option plan;

6.

to allow for future financing flexibility and thereby amend the Company’s Articles of Incorporation to (i) increase the Company’s authorized share capital from  200,000,000 common shares to 300,000,000 common shares, and (ii) authorize 10,000,000 shares of preferred stock issuable in series subject to regulatory approval; and

7.

to transact such other business as may properly come before the Meeting, or any adjournments thereof.

The Corporate Governance Committee of the Company comprised of Timothy Unwin (chair), Paul Haggis and W. Thomas Hodgson, reviewed management and the composition of the board in furtherance of its objective of continually improving corporate governance.  Upon considering the recommendations of the Corporate Governance Committee, the board of directors of Liberty Silver determined to reconfigure the board, including having a majority of directors who are independent under applicable securities laws.  The following directors will stand for election at the Meeting:  R. Geoffrey Browne, W.

Thomas Hodgson, George Kent, John Pulos and Timothy Unwin.  Messrs. John Barrington, Paul Haggis and William Tafuri are current directors who have chosen not to be nominated for re-election.  Mr. Haggis was not able continue as a director of Liberty Silver due to increasing future commitments.  Mr. Barrington cannot be considered independent as a result of his role as an employee of the Company.   The independent nominees are Messrs. Hodgson, Kent and Unwin.  It has been determined that a board of five members of whom a majority are independent will be effective in the governance and establishment of strategic direction of the Company at this time.

In addition to the foregoing changes to the nominees for the board of directors, Mr. Timothy Unwin has been appointed as the independent non-executive Chairman and Mr. Browne has been appointed President and CEO.  Mr. Tafuri has resigned as President and Chief Operating Officer and will undertake the position of Project Manager for the Trinity Silver Project.

After a long and distinguished career with the law firm of Blake, Cassels & Graydon LLP in Toronto, Canada, Mr. Unwin is currently partner emeritus with the firm.  He has served, and continues to serve, on a number of private and public boards.  He is a graduate of the director’s education program at the Institute of Corporate Directors at the Rotman School of Management, University of Toronto, and is an institute certified director (ICD.D).

Mr. Timothy Unwin, Chairman of Liberty Silver commented, “We look forward to meeting shareholders at the Meeting.  We wish to thank our retiring directors for their service and we thank our continuing directors for their ongoing support as the Company continues to focus on the Trinity Silver Project.”

Liberty Silver completed and filed a NI 43-101 technical report on the Trinity Silver Project in December 2011. The technical report identified an inferred resource that the Company expects to update based on the results of the 2012 drilling program (see press releases January 25, and July 9, 2012).  A further announcement will be made upon completion of the updated resource calculation.  The updated resource calculation will include the Hi Ho Silver Property which is approximately 100 acres located adjacent to the former Trinity Silver Project.  The acquisition of the Hi Ho Silver Property was announced on October 16, 2012 and was the only acreage not controlled by Liberty Silver or its joint venture partner (Renaissance Gold Inc.) on the Trinity Silver Project land package.

About Liberty Silver Corp.

Liberty Silver Corp. is focused on exploring and advancing mineral properties located in North America. Liberty Silver is led by a skilled, experienced management team and board of directors with significant experience managing exploration, development and mining projects. Liberty Silver is committed to creating value for its shareholders by advancing its current projects utilizing its mitigated risk approach to developing new resources on its current properties, and acquiring new properties that have the potential to increase their resource base. The Trinity Silver Project, located in Pershing County, Nevada, is Liberty Silver’s flagship project. Liberty Silver has the right to earn a joint venture interest in the 10,579 acres Trinity property pursuant to the terms of an earn-in agreement with Renaissance Gold Inc.

Information on the Company is available on the Company’s website www.libertysilvercorp.com, or in the SEDAR and EDGAR databases.

For Additional Information

Manish Z. Kshatriya, Executive VP & CFO

(888) 749-4916

mkshatriya@libertysilvercorp.com

Kevin O’Connor, Investor Relations

(416) 962-3300

ko@spinnakercmi.com

Cautionary Statements

The Toronto Stock Exchange does not accept responsibility for the adequacy or accuracy of this News Release. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

 This News Release includes certain “forward-looking statements”. These statements are based on information currently available to Liberty Silver and Liberty Silver provides no assurance that actual results will meet management’s expectations. Forward-looking statements include estimates and statements that Liberty Silver’s future plans, objectives or goals, including words to the effect that Liberty Silver or management expects a stated condition or result to occur. Forward-looking statements may be identified by such terms as “believes”, “anticipates”, “expects”, “estimates”, “may”, “could”, “would”, “will”, or “plan”. Since forward-looking statements are based on assumptions and address future events and conditions, by their very nature they involve inherent risks and uncertainties. Actual results relating to, among other things, results of exploration, project development, reclamation and capital costs of Liberty Silver’s mineral properties, and Liberty Silver’s financial condition and prospects, could differ materially from those currently anticipated in such statements for many reasons such as: changes in general economic conditions and conditions in the financial markets; changes in demand and prices for minerals; litigation, legislative, environmental and other judicial, regulatory, political and competitive developments; technological and operational difficulties encountered in connection with Liberty Silver’s activities; and other matters discussed in this News Release and in filings made with securities regulators. This list is not exhaustive of the factors that may affect any of Liberty Silver’s forward-looking statements. These and other factors should be considered carefully and readers should not place undue reliance on Liberty Silver’s forward-looking statements. Liberty Silver does not undertake to update any forward-looking statement that may be made from time to time by Liberty Silver or on its behalf, except in accordance with applicable securities laws.